EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Nokia Corporation of our report dated June 25, 2015, on the financial statements of Nokia USA Inc. Retirement Savings and Investment Plan appearing in the 2014 Annual Report on Form 11-K of Nokia USA Inc. Retirement Savings and Investment Plan.

/s/ Crowe Horwath LLP

Crowe Horwath LLP Oak Brook, Illinois March 31, 2016